As filed with the Securities and Exchange Commission on June 28, 2001

                                                      Registration No. 333-65681
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT No. 1
                                       TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     Credit Suisse First Boston (USA), Inc.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                 13-1898818
 (State or Other Jurisdiction of           (I.R.S. Employer Identification
 Incorporation or Organization)                        Number)

                              Eleven Madison Avenue
                               New York, NY 10010

              (Address of Registrant's Principal Executive Offices)

                            ------------------------

                 401(k) Retirement Savings Plan for Employees of
       Donaldson, Lufkin & Jenrette, Inc., included in the Employee's Savings and Retirement Plan of Credit Suisse First Boston
                            (Full Title of the Plan)

                            ------------------------

                              Joseph T. McLaughlin
                                 General Counsel
                     Credit Suisse First Boston (USA), Inc.
                              Eleven Madison Avenue
                               New York, NY 10010
                                 (212) 325-2000

           (Name, Address, and Telephone Number, Including Area Code,
                             of Agent for Service)
                            ------------------------

                      with copies of all correspondence to:

                              Arthur H. Kohn, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                               New York, NY 10006
                                 (212) 225-2466

On October 14, 1998, Donaldson, Lufkin & Jenrette, Inc. registered 3,000,000 shares of its common stock, par value $0.10 per share, on Form S-8 under the Securities Act of 1933 in connection with the Profit Sharing Plan for Employees of Donaldson, Lufkin & Jenrette, Inc. (the name of this plan subsequently was changed to the 401(k) Retirement Savings Plan for Employees of Donaldson, Lufkin & Jenrette, Inc.). We are deregistering these shares because on November 3, 2000, a subsidiary of Credit Suisse Group purchased all of the outstanding shares of Donaldson, Lufkin & Jenrette, Inc.'s common stock of the series designated Donaldson, Lufkin & Jenrette, Inc. - DLJ Common Stock, making the company an indirect wholly-owned subsidiary of Credit Suisse Group. On December 29, 2000, the 401(k) Retirement Savings Plan for Employees of Donaldson, Lufkin & Jenrette, Inc. was merged into the Employees' Savings and Retirement Plan of Credit Suisse First Boston. As of the date hereof, Credit Suisse First Boston
(USA), Inc. estimates that approximately 325,000 of the shares registered in connection with the 401(k) Retirement Savings Plan for Employees of Donaldson, Luftkin $ Jenrette, Inc. remain unsold.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-65681) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on
                         .
June 28, 2001

                                   CREDIT SUISSE FIRST BOSTON (USA), INC.
                                   (FORMERLY DONALDSON, LUFKIN & JENRETTE, INC.)

                                   By: /s/ Anthony F. Daddino
                                       -------------------------------
                                       Name:  Anthony F. Daddino
                                       Title: Chief Financial and
                                              Administrative Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Name                       Title                         Date
        ----                       -----                         ----
/s/ Allen D. Wheat
----------------------     Director, President and            June 28, 2001
Allen D. Wheat             Chief Executive Officer
                           (Principal Executive Officer)
/s/ Anthony F. Daddino
----------------------     Director, Chief Financial
Anthony F. Daddino         and Administrative Officer         June 28, 2001
                           (Principal Financial Officer)
/s/ David C. Fisher
----------------------     Chief Accounting Officer           June 28, 2001
David C. Fisher            (Principal Accounting Officer)

/s/ Robert M. Baylis
----------------------     Director                           June 28, 2001
Robert M. Baylis

/s/ Brady W. Dougan
----------------------     Director, Division                 June 28, 2001
Brady W. Dougan            Head-- Equity

/s/ Carol B. Einiger
----------------------     Director                           June 28, 2001
Carol B. Einiger

/s/ Gates H. Hawn
----------------------     Director, Division Head --
Gates H. Hawn              Financial Services                 June 28, 2001

/s/ Stephen A.M. Hester
----------------------     Director, Division Head --         June 28, 2001
Stephen A.M. Hester        Fixed Income

/s/ Hamilton E. James
----------------------     Director, Division Co-Head --      June 28, 2001
Hamilton E. James          Investment Banking

/s/ Joseph McLaughlin
----------------------     Director, General Counsel          June 28, 2001
Joseph McLaughlin

/s/ Joe L. Roby
----------------------     Director                           June 28, 2001
Joe L. Roby

/s/ Philip K. Ryan
----------------------     Director                           June 28, 2001
Philip K. Ryan

/s/ Richard E. Thornburgh
----------------------     Director, Division Head --         June 28, 2001
Richard E. Thornburgh      Finance, Administration
                           & Operations
/s/ Maynard J. Toll, Jr.
----------------------     Director                           June 28, 2001
Maynard J. Toll, Jr.

----------------------     Director, Division Co-Head --      June   , 2001
Charles G. Ward III        Investment Banking